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                                                                     Exhibit 5.1

                         TESTA, HURWITZ & THIBEAULT, LLP
                                ATTORNEYS AT LAW
                                 125 HIGH STREET

OFFICE (617) 248-7000        BOSTON, MASSACHUSETTS 02110      FAX (617) 248-7100


                                  June 6, 2003


Matritech, Inc.
330 Nevada Street
Newton, MA 02460

     RE:  Registration Statement on Form S-3
          Relating to 5,371,332 Shares of Common Stock

Ladies and Gentlemen:

     We are counsel to Matritech, Inc., a Delaware corporation (the "Company"), and have represented the Company in connection with the preparation and filing of the Company's Form S-3 Registration Statement (the "Registration Statement"), SEC File Number 333-104853, covering the sale to the public by certain stockholders of the Company of up to 5,371,332 shares of the Company's Common Stock, $.01 par value per share (the "Shares"). Terms not otherwise defined herein shall have the meaning assigned to them in the Registration Statement.

     We have reviewed the corporate proceedings taken by the Board of Directors of the Company with respect to the authorization and issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's officers all questions of fact that we have deemed necessary or appropriate.

     We are only members of the bar of the Commonwealth of Massachusetts and are not expert in, and express no opinion regarding, the laws of any jurisdiction other than the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Shares are, or in the case of Shares issuable upon conversion of certain 7.5% convertible debentures, the payment in-kind of any principal amount of, and/or interest on, such debentures, and/or the exercise of certain warrants issued in connection therewith, when issued and paid for in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus contained in the Registration Statement under the caption "Legal Matters."

                                            Very truly yours,

                                            /s/ Testa, Hurwitz & Thiebeault, LLP

                                            TESTA, HURWITZ & THIBEAULT, LLP